EXHIBIT 99.1

TPI Composites, Inc. Announces First Quarter 2025 Earnings Results – Operational Execution and Strategic Initiatives Drive Improved Financial Results; Initiation of Strategic Review

SCOTTSDALE, Ariz., May 12, 2025 (GLOBE NEWSWIRE) -- TPI Composites, Inc. (Nasdaq: TPIC), today reported financial results for the first quarter ended March 31, 2025. TPI further announced that its Board of Directors has initiated a strategic review of the business.

”In the first quarter, TPI achieved 14% year-over-year growth in sales and drove positive cash flows from operating activities despite a challenging geopolitical and operating environment. The various economic challenges presented in the markets where we operate continue to create uncertainty in the industry’s near-term outlook and continue to challenge our operations. We are continuing to focus on maximizing value and ensuring that we have sufficient liquidity. Additionally, we are working with a committee of our Board of Directors and with advisors to conduct a strategic review of our business and evaluate potential strategic alternatives focused on optimizing our capital structure for the current and future environment,” said Bill Siwek, President and CEO of TPI Composites.

“During the pendency of this review, TPI remains focused on operational excellence and improving productivity and competitiveness. We continue to believe in the strength of our business and that our strategic partnerships position us well to navigate these challenges and capitalize on the opportunities within the renewable energy sector. No timetable has been established for the conclusion of the Board’s strategic review and no decisions related to any further actions or potential strategic alternatives have been made at this time. TPI does not intend to disclose developments relating to this process until it determines that further disclosure is appropriate or necessary.”

First Quarter 2025 Results and Recent Business Highlights

  Net Sales totaled $336.2 million for the three months ended March 31, 2025, an increase of 14.3% over the same period last year.
  Net loss from continuing operations attributable to common stockholders was $48.3 million for the three months ended March 31, 2025, compared to a net loss of $60.9 million in the same period last year.
  Adjusted EBITDA was a loss of $10.3 million for the three months ended March 31, 2025, compared to adjusted EBITDA loss of $23.0 million in the same period last year.

KPIs from continuing operations	1Q’25	1Q’24
Sets[1]	509	488
Estimated megawatts[2]	1,933	2,050
Utilization[3]	70%	67%
Dedicated manufacturing lines[4]	36	36
Manufacturing lines installed[5]	36	36
Wind Blade ASP (in $ thousands)[6]	$209	$183

1.	Number of wind blade sets (which consist of three wind blades) produced worldwide during the period.
2.	Estimated megawatts of energy capacity to be generated by wind blade sets produced during the period.
3.	Utilization represents the percentage of wind blades invoiced during the period compared to the total potential wind blade capacity of manufacturing lines installed during the period.
4.	Number of wind blade manufacturing lines that are dedicated to our customers under long-term supply agreements at the end of the period.
5.	Number of wind blade manufacturing lines installed and either in operation, startup or transition during the period.
6.	Wind blade ASP represents the average sales price during the period for a single wind blade that we manufacture for our customers.

First Quarter 2025 Financial Results from Continuing Operations

Net sales for the three months ended March 31, 2025, increased 14.3% to $336.2 million as compared to $294.0 million in the same period in 2024 due to the following:

  Net Sales of wind blades, tooling and other wind related sales (“Wind”) increased by $40.1 million, or 13.9%, to $329.0 million for the three months ended March 31, 2025, as compared to $288.9 million in the same period in 2024. The increase was primarily due to higher average sales prices due to changes in the mix of wind blade models produced and a 4% increase in the number of wind blades produced. The increase in volume was primarily due to the restart of production at one of our previously idled facilities in Juarez, Mexico, and higher utilization as several of our manufacturing lines in Mexico and Türkiye were in serial production in the current period, that were either in startup or transition during the prior comparative period. This increase in Wind sales was partially offset by volume declines based on market activity levels impacting one of our Türkiye facilities and volume declines related to the Nordex Matamoros facility that shut down at the conclusion of the contract on June 30, 2024.
  Field service, inspection and repair services (“Field Services”) sales increased $2.0 million, or 38.4%, to $7.1 million for the three months ended March 31, 2025, as compared to $5.1 million in the same period in 2024. The increase was primarily due to an increase in technicians deployed to revenue generating projects due to a decrease in time spent on non-revenue generating inspection and repair activities.

Net loss from continuing operations attributable to common stockholders was $48.3 million for the three months ended March 31, 2025, compared to a net loss of $60.9 million in the same period in 2024. The decrease in net loss was primarily due to an increase in Wind sales, the absence of Nordex Matamoros losses, a decrease in startup and transition costs, lower general and administrative expenses and cost savings initiatives. These improvements were offset by higher labor costs in Türkiye and Mexico, higher pre-existing warranty charges, an increase in interest expense, and costs associated with ramping up certain Mexico facilities to a 24/7 schedule.

The net loss from continuing operations per common share was $1.01 for the three months ended March 31, 2025, compared to a net loss per common share of $1.29 for the same period in 2024.

Adjusted EBITDA was a loss of $10.3 million for the three months ended March 31, 2025, as compared to an adjusted EBITDA loss of $23.0 million during the same period in 2024. Adjusted EBITDA margin was a loss of (3.1%) as compared to an adjusted EBITDA margin loss of (7.8%) during the same period in 2024. The improvement in adjusted EBITDA was primarily due to an increase in Wind sales, the absence of Nordex Matamoros losses, a decrease in startup and transition costs, lower general and administrative expenses and cost savings initiatives. These improvements were offset by higher labor costs in Türkiye and Mexico, higher pre-existing warranty charges, and costs associated with ramping up certain Mexico facilities to a 24/7 schedule.

Net cash provided by operating activities improved by $43.6 million for the three months ended March 31, 2025, as compared to the same period in 2024, primarily due to a $12.6 million decrease in our net loss from continuing operations and changes in working capital.

Net cash used in investing activities decreased by $1.8 million for the three months ended March 31, 2025, as compared to the same period in 2024, primarily due to lower capital expenditures from a decrease in startup and transition activities.

2025 Guidance

Guidance for the full year ending December 31, 2025:

Guidance	Full Year 2025
Net Sales from Continuing Operations	$1.4 - $1.5 billion
Adjusted EBITDA Margin % from Continuing Operations	0% to 2%, previously 2% to 4%
Utilization %	80% - 85% (based on 34 lines installed) (previously approx. 85%)
Capital Expenditures	$25 - $30 million

Conference Call and Webcast Information

TPI Composites will host an investor conference call this afternoon, Monday, May 12th, at 5:00 pm ET, to discuss first quarter 2025 results and the strategic review and outlook for the business. Interested parties are invited to listen to the conference call which can be accessed live over the phone by dialing 1-877-407-8291, or for international callers, 1-201-689-8345. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13752924. The replay will be available until May 26th, 2025. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors section of the Company’s website at www.tpicomposites.com. The online replay will be available for a limited time beginning immediately following the call.

About TPI Composites, Inc.

TPI Composites, Inc. is a global company focused on innovative and sustainable solutions to decarbonize and electrify the world. TPI delivers high-quality, cost-effective composite solutions through long-term relationships with leading OEMs in the wind markets. TPI is headquartered in Scottsdale, Arizona and operates factories in the U.S., Mexico, Türkiye and India. TPI operates additional engineering development centers in Denmark and Germany and global service training centers in the U.S. and Spain.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: growth of the wind energy and electric vehicle markets and our addressable markets for our products and services; effects on our financial statements and our financial outlook; our business strategy, including anticipated trends and developments in and management plans for our business and the wind industry and other markets in which we operate; the strategic review and evaluation of potential strategic alternatives for the business; competition; future financial results, operating results, revenues, gross margin, operating expenses, profitability, products, projected costs, warranties, our ability to improve our operating margins, and capital expenditures. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “potential,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and other reports that we will file with the SEC.

Non-GAAP Definitions
This press release includes unaudited non-GAAP financial measures, including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization, preferred stock dividends and accretion less gain on extinguishment on series A preferred stock. We define adjusted EBITDA as EBITDA plus any share-based compensation expense, any foreign currency income or losses, any gains or losses on the sale of assets and asset impairments and any restructuring charges. We define net cash (debt) as the total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

We provide forward-looking statements in the form of guidance in our quarterly earnings releases and during our quarterly earnings conference calls. This guidance is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. For example, stock-based compensation is unpredictable for our performance-based awards, which can fluctuate significantly based on current expectations of future achievement of performance-based targets. Amortization of intangible assets and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, we exclude certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items we exclude and to estimate certain discrete tax items, like the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results. See Table Four for a reconciliation of certain non-GAAP financial measures to the comparable GAAP measures.

Investor Relations
480-315-8742
Investors@TPIComposites.com

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE ONE - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2025	2024
Net sales	$336,157	$294,046
Cost of sales	341,739	299,495
Startup and transition costs	8,370	22,229
Total cost of goods sold	350,109	321,724
Gross loss	(13,952)	(27,678)
General and administrative expenses	5,919	8,403
Loss on sale of assets and asset impairments	2,549	1,835
Restructuring charges, net	372	182
Loss from continuing operations	(22,792)	(38,098)
Other income (expense):
Interest expense, net	(24,204)	(21,383)
Foreign currency loss	(2,341)	(631)
Miscellaneous income	1,464	2,475
Total other expense	(25,081)	(19,539)
Loss before income taxes	(47,873)	(57,637)
Income tax provision	(418)	(3,242)
Net loss from continuing operations	(48,291)	(60,879)
Net loss from discontinued operations	(22)	(589)
Net loss attributable to common stockholders	$(48,313)	$(61,468)

Weighted-average shares of common stock outstanding:
Basic	47,609	47,204
Diluted	47,609	47,204

Net loss from continuing operations per common share:
Basic	$(1.01)	$(1.29)
Diluted	$(1.01)	$(1.29)

Net loss from discontinued operations per common share:
Basic	$(0.00)	$(0.01)
Diluted	$(0.00)	$(0.01)

Net loss per common share:
Basic	$(1.01)	$(1.30)
Diluted	$(1.01)	$(1.30)

Non-GAAP Measures (unaudited):
EBITDA	$(16,780)	$(28,216)
Adjusted EBITDA	$(10,298)	$(23,022)

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE TWO - CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(in thousands)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$171,859	$196,518
Restricted cash	9,695	9,639
Accounts receivable	109,896	130,645
Contract assets	70,705	43,849
Prepaid expenses	14,633	15,692
Other current assets	25,475	25,872
Inventories	2,991	3,968
Assets held for sale	16,842	17,301
Current assets of discontinued operations	1,622	1,606
Total current assets	423,718	445,090
Noncurrent assets:
Property, plant and equipment, net	91,129	93,144
Operating lease right of use assets	116,916	122,589
Other noncurrent assets	34,697	31,641
Total assets	$666,460	$692,464

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$265,537	$235,469
Accrued warranty	46,793	38,768
Current maturities of long-term debt	110,387	131,363
Current operating lease liabilities	26,599	26,224
Contract liabilities	29,609	40,392
Current liabilities of discontinued operations	1,758	1,752
Total current liabilities	480,683	473,968
Noncurrent liabilities:
Long-term debt, net of current maturities	505,833	485,239
Noncurrent operating lease liabilities	93,394	99,428
Other noncurrent liabilities	7,244	7,065
Total liabilities	1,087,154	1,065,700
Total stockholders’ deficit	(420,694)	(373,236)
Total liabilities and stockholders’ deficit	$666,460	$692,464

Non-GAAP Measure (unaudited):
Net debt	$(442,846)	$(418,582)

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE THREE - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2025	2024

Net cash provided by (used in) operating activities	$4,625	$(39,004)
Net cash used in investing activities	(6,512)	(8,285)
Net cash (used in) provided by financing activities	(21,730)	3,880
Impact of foreign exchange rates on cash, cash equivalents and restricted cash	(973)	333
Cash, cash equivalents and restricted cash, beginning of period	207,659	172,813
Cash, cash equivalents and restricted cash, end of period	$183,069	$129,737

Non-GAAP Measure (unaudited):
Free cash flow	$(1,887)	$(47,289)

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE FOUR - RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

EBITDA and adjusted EBITDA are reconciled as follows:	Three Months Ended March 31,
(in thousands)	2025	2024
Net loss attributable to common stockholders	$(48,313)	$(61,468)
Net loss from discontinued operations	22	589
Net loss from continuing operations	(48,291)	(60,879)
Adjustments:
Depreciation and amortization	6,889	8,038
Interest expense, net	24,204	21,383
Income tax provision	418	3,242
EBITDA	(16,780)	(28,216)
Share-based compensation expense	1,220	2,546
Foreign currency loss	2,341	631
Loss on sale of assets and asset impairments	2,549	1,835
Restructuring charges, net	372	182
Adjusted EBITDA	$(10,298)	$(23,022)

Net debt is reconciled as follows:	March 31,	December 31,
(in thousands)	2025	2024
Cash and cash equivalents	$171,859	$196,518
Cash and cash equivalents of discontinued operations	1,515	1,502
Total debt, net of debt issuance costs and debt discount	(616,220)	(616,602)
Net debt	$(442,846)	$(418,582)

Free cash flow is reconciled as follows:	Three Months Ended March 31,
(in thousands)	2025	2024
Net cash provided by (used in) operating activities	$4,625	$(39,004)
Capital expenditures	(6,512)	(8,285)
Free cash flow	$(1,887)	$(47,289)